N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP THIRD QUARTER HIGHLIGHTS

•	Third Quarter Revenues Grew 9% Year-Over-Year to $50.3 Billion

•	Net Earnings of $2.51 Per Share Grew 24% Year-Over-Year

•	Adjusted Net Earnings of $2.66 Per Share Grew 23% Year-Over-Year

•	Optum Earnings from Operations Grew 16%, with All Optum Segments
Generating Double-Digit Percentage Earnings Growth

•	UnitedHealthcare Earnings from Operations Grew 13% Year-Over-Year

•	Cash Flows from Operations were $7.5 Billion in the Quarter

NEW YORK, NY (October 17, 2017) - UnitedHealth Group (NYSE: UNH) reported third quarter results, reflecting continued broad-based growth and solid operating margins across the enterprise. “In 2017 we have been fortunate to serve the health care needs of more customers and consumers in increasingly diverse ways, and we expect the opportunities to do so will grow even further in 2018, 2019 and beyond,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

Based on performance to date, the Company now expects 2017 GAAP net earnings to approach $9.45 per share and adjusted net earnings to approach $10.00 per share.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
Revenues	$50.3 billion	$46.3 billion	$50.1 billion
Earnings From Operations	$4.1 billion	$3.6 billion	$3.7 billion
Net Margin	4.9%	4.3%	4.6%

•
UnitedHealth Group’s third quarter 2017 revenues of $50.3 billion grew 8.7 percent or $4 billion year-over-year. UnitedHealthcare’s ACA Individual market withdrawals, combined with the ACA health insurance tax deferral, reduced consolidated revenues by approximately $1.6 billion year-over-year, lowering the consolidated revenue growth rate by 4 percentage points. These factors affect comparability of 2017 results with prior periods throughout the financial statements.

•
Third quarter 2017 earnings from operations grew 14.2 percent year-over-year to $4.1 billion. Net earnings per share grew 24 percent to $2.51 per share from $2.03 per share and adjusted net earnings grew 23 percent to $2.66 per share from $2.17 per share in the third quarter of 2016.

•	Cash flows from operations of $7.5 billion in third quarter 2017 were 2.9 times net earnings.

•
The third quarter 2017 consolidated medical care ratio of 81.4 percent increased 110 basis points year-over-year, as a 140 basis point increase from the health insurance tax deferral was partially offset by higher levels of favorable reserve development. Medical reserves developed favorably by $310 million in third quarter 2017, compared to $120 million in development in third quarter 2016.

•	The third quarter 2017 operating cost ratio of 14.7 percent declined 50 basis points year-over-year, as business mix partially offset a 90 basis point decrease from the health insurance tax deferral.

•	The third quarter 2017 income tax rate declined to 32.5 percent, primarily due to the 2017 moratorium on the nondeductible health insurance tax.

•
Third quarter 2017 days claims payable of 51 days increased one day sequentially and decreased one day year-over-year. Third quarter days sales outstanding increased one day year-over-year to 16 days and improved sequentially by three days, driven by third quarter cash collections.

•
Annualized return on shareholders’ equity increased 120 basis points year-over-year to 22.5 percent in the third quarter, while the debt to total capital ratio decreased to 38.2 percent at September 30, 2017.

•
Dividends paid to shareholders in the third quarter grew 22 percent year-over-year to $726 million, reflecting the 20 percent increase in the annual dividend payment rate to $3.00 per share in June 2017. At September 30, 2017, the Company had repurchased 7.1 million shares year-to-date for $1.17 billion, including 660,000 shares in the third quarter.

UnitedHealthcare provides global health care benefits, serving individuals and employers, Medicare and Medicaid beneficiaries and the nation’s military, retirees and their families.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
Revenues	$40.7 billion	$37.2 billion	$40.8 billion
Earnings From Operations	$2.4 billion	$2.1 billion	$2.2 billion
Operating Margin	5.9%	5.7%	5.4%

•
UnitedHealthcare’s third quarter 2017 revenues of $40.7 billion grew $3.6 billion or 9.6 percent year-over-year, as UnitedHealthcare grew to serve 1.9 million more people across its employer-sponsored, Medicare, Medicaid and international medical benefit offerings. Third quarter 2017 earnings from operations for UnitedHealthcare of $2.4 billion increased $278 million or 13.2 percent from 2016, driven by strong, diversified revenue growth and improved operating margins.

•
UnitedHealthcare Employer & Individual third quarter 2017 revenues of $13.1 billion decreased $197 million year-over-year due to the effects of previously disclosed ACA Individual market withdrawals and health insurance tax deferral. These factors offset revenue increases from strong year-over-year growth of 540,000 people in commercial risk-based group benefit offerings and rate increases commensurate with medical cost trends. In the third quarter, commercial risk-based group business grew by 40,000 people, while fee-based programs decreased by 500,000 people due to non-renewal of one public sector customer.

•
UnitedHealthcare Medicare & Retirement grew revenues by $2.4 billion or 17.1 percent year-over-year to $16.3 billion in third quarter 2017. UnitedHealthcare served 8.8 million seniors with medical benefit products at quarter end, growth of 960,000 people or 12.2 percent year-over-year. In the third quarter of 2017, the business served 105,000 more seniors, with growth balanced between Medicare Advantage and Medicare Supplement products.

•
In the third quarter of 2017, UnitedHealthcare Community & State revenues of $9.4 billion grew $1.1 billion or 12.8 percent year-over-year, reflecting strong membership growth and service to an increasing mix of individuals with greater health care needs. Community & State served 585,000 more people year-over-year, an increase of 10.1 percent, with stable sequential membership in the third quarter.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using information, technology and clinical insights, Optum’s people help improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
Revenues	$22.9 billion	$21.1 billion	$22.7 billion
Earnings From Operations	$1.7 billion	$1.5 billion	$1.5 billion
Operating Margin	7.4%	6.9%	6.7%

•
Optum third quarter 2017 revenues of $22.9 billion grew year-over-year by $1.8 billion or 8.4 percent, and operating margins improved 50 basis points year-over-year to 7.4 percent. Third quarter earnings from operations grew $230 million or 15.7 percent year-over-year to $1.7 billion, with double-digit percentage improvements for all reporting segments led by a 27 percent advance at OptumHealth.

•
OptumHealth third quarter revenues of $5.3 billion grew $920 million or 21.2 percent year-over-year, driven by growth and market expansion in care delivery, as well as growth in consumer health engagement products and services, behavioral health services and health financial services. Across its diverse offerings OptumHealth served approximately 90 million consumers, or 9 million more individuals over the past year. Average revenue per consumer increased 9.1 percent year-over-year, driven by the growth in care delivery.

•
OptumInsight revenues grew 9.8 percent year-over-year to $2 billion in third quarter 2017, driven by growth in business process management services and data analytics. OptumInsight contract backlog grew by one-half billion dollars in the third quarter to $13.9 billion.

•
OptumRx third quarter 2017 revenues grew 4.7 percent year-over-year to $16.0 billion. OptumRx fulfilled more than 320 million adjusted scripts in third quarter 2017, an increase of 12 million scripts or nearly 4 percent over the prior year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 31, 2017. The conference call replay can also be accessed by dialing 1-800-757-4761. This earnings release and the Form 8-K dated October 17, 2017 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.
Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions’ regulations affecting the health care industry; the outcome of the Department of Justice’s legal actions relating to risk adjustment submission matters; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Three and Nine Months Ended September 30, 2017

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Premiums	$39,552	$36,142	$118,075	$107,366
Products	6,665	6,696	19,209	19,699
Services	3,858	3,264	11,089	9,673
Investment and other income	247	191	725	567
Total revenues	50,322	46,293	149,098	137,305
Operating costs
Medical costs	32,201	29,040	96,829	87,342
Operating costs	7,387	7,033	21,737	20,584
Cost of products sold	6,068	6,125	17,633	18,108
Depreciation and amortization	578	515	1,667	1,528
Total operating costs	46,234	42,713	137,866	127,562
Earnings from operations	4,088	3,580	11,232	9,743
Interest expense	(294)	(269)	(878)	(799)
Earnings before income taxes	3,794	3,311	10,354	8,944
Provision for income taxes	(1,233)	(1,333)	(3,252)	(3,579)
Net earnings	2,561	1,978	7,102	5,365
Earnings attributable to noncontrolling interests	(76)	(10)	(161)	(32)
Net earnings attributable to UnitedHealth Group common shareholders	$2,485	$1,968	$6,941	$5,333
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.51	$2.03	$7.06	$5.51
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.66	$2.17	$7.49	$5.94
Diluted weighted-average common shares outstanding	989	969	983	968
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and short-term investments	$19,794	$13,275
Accounts receivable, net	8,638	8,152
Other current assets	12,489	12,452
Total current assets	40,921	33,879
Long-term investments	27,703	23,868
Other long-term assets	71,808	65,063
Total assets	$140,432	$122,810
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$17,963	$16,391
Commercial paper and current maturities of long-term debt	4,539	7,193
Other current liabilities	35,586	25,668
Total current liabilities	58,088	49,252
Long-term debt, less current maturities	24,723	25,777
Other long-term liabilities	8,141	7,592
Redeemable noncontrolling interests	2,170	2,012
Equity	47,310	38,177
Total liabilities, redeemable noncontrolling interests and equity	$140,432	$122,810

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net earnings	$7,102	$5,365
Noncash items:
Depreciation and amortization	1,667	1,528
Deferred income taxes and other	(291)	(473)
Share-based compensation	456	369
Net changes in operating assets and liabilities	7,239	4,415
Cash flows from operating activities	16,173	11,204
Investing Activities
Purchases of investments, net of sales and maturities	(3,566)	(4,769)
Purchases of property, equipment and capitalized software	(1,391)	(1,220)
Cash paid for acquisitions, net	(908)	(2,727)
Other, net	(30)	(25)
Cash flows used for investing activities	(5,895)	(8,741)
Financing Activities
Common share repurchases	(1,173)	(1,117)
Dividends paid	(2,046)	(1,666)
Net change in commercial paper and long-term debt	(4,877)	1,077
Other, net	3,639	1,046
Cash flows used for financing activities	(4,457)	(660)
Effect of exchange rate changes on cash and cash equivalents	18	70
Increase in cash and cash equivalents	5,839	1,873
Cash and cash equivalents, beginning of period	10,430	10,923
Cash and cash equivalents, end of period	$16,269	$12,796
Supplemental Schedule of Noncash Investing Activities:
Common stock issued for acquisition	$2,164	$-

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
UnitedHealthcare	$40,734	$37,177	$121,658	$110,633
Optum	22,885	21,119	66,793	61,426
Eliminations	(13,297)	(12,003)	(39,353)	(34,754)
Total consolidated revenues	$50,322	$46,293	$149,098	$137,305
Earnings from Operations
UnitedHealthcare	$2,391	$2,113	$6,736	$5,909
Optum (a)	1,697	1,467	4,496	3,834
Total consolidated earnings from operations	$4,088	$3,580	$11,232	$9,743
Operating Margin
UnitedHealthcare	5.9%	5.7%	5.5%	5.3%
Optum	7.4%	6.9%	6.7%	6.2%
Consolidated operating margin	8.1%	7.7%	7.5%	7.1%

Revenues
UnitedHealthcare Employer & Individual	$13,054	$13,251	$38,759	$39,580
UnitedHealthcare Medicare & Retirement	16,306	13,927	49,605	42,286
UnitedHealthcare Community & State	9,378	8,312	27,505	24,303
UnitedHealthcare Global	1,996	1,687	5,789	4,464

OptumHealth	$5,252	$4,332	$15,107	$12,395
OptumInsight	2,004	1,825	5,840	5,254
OptumRx	15,953	15,237	46,740	44,583
Optum eliminations	(324)	(275)	(894)	(806)
(a) Earnings from operations for Optum for the three and nine months ended September 30, 2017 included $513 and $1,267 for OptumHealth; $414 and $1,080 for OptumInsight; and $770 and $2,149 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2016 included $404 and $1,008 for OptumHealth; $371 and $950 for OptumInsight; and $692 and $1,876 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
Commercial group:
Risk-based	7,805	7,765	7,470	7,265
Fee-based	18,610	19,110	18,900	18,880
Total commercial group	26,415	26,875	26,370	26,145
Individual	515	540	1,350	1,485
Fee-based TRICARE	2,855	2,855	2,860	2,855
Total Commercial	29,785	30,270	30,580	30,485
Medicare Advantage	4,390	4,340	3,630	3,600
Medicaid	6,375	6,380	5,890	5,790
Medicare Supplement (Standardized)	4,415	4,360	4,265	4,245
Total Public and Senior	15,180	15,080	13,785	13,635
Total UnitedHealthcare - Domestic Medical	44,965	45,350	44,365	44,120
International	4,080	4,115	4,220	3,970
Total UnitedHealthcare - Medical	49,045	49,465	48,585	48,090

Supplemental Data
Medicare Part D stand-alone	4,945	4,935	4,930	4,945

OPTUM PERFORMANCE METRICS

	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
OptumHealth Consumers Served (in millions)	90	89	83	81
OptumInsight Contract Backlog (in billions)	$13.9	$13.4	$12.6	$12.6
OptumRx Quarterly Adjusted Scripts (in millions)	321	322	318	309

Note: UnitedHealth Group served 139 million unique individuals across all businesses at September 30, 2017.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. As such, quarterly operating cash flows determined in accordance with GAAP may occasionally include CMS premium payments for two months or four months. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE (a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2017	2016	2017	2016	2017
GAAP net earnings	$2,485	$1,968	$6,941	$5,333	Approaching $9,300
Intangible amortization	230	222	669	660	~890
Tax effect of intangible amortization	(86)	(83)	(249)	(241)	~(330)
Adjusted net earnings	$2,629	$2,107	$7,361	$5,752	Approaching $9,850

GAAP diluted earnings per share	$2.51	$2.03	$7.06	$5.51	Approaching $9.45
Intangible amortization per share	0.23	0.23	0.68	0.68	~0.90
Tax effect of intangible amortization per share	(0.08)	(0.09)	(0.25)	(0.25)	~(0.35)
Adjusted diluted earnings per share	$2.66	$2.17	$7.49	$5.94	Approaching $10.00
(a) GAAP and adjusted net earnings per share are attributable to UnitedHealth Group common shareholders.

ADJUSTED CASH FLOWS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP cash flows from operations	$7,546	$7,203	$16,173	$11,204
Add: July CMS premium payments received in June	4,454	-	-	-
Less: October CMS premium payments received in September	(4,568)	(3,777)	(4,568)	(3,777)
Adjusted cash flows from operations	$7,432	$3,426	$11,605	$7,427